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                                                                    EXHIBIT 10.2


                           COCA-COLA ENTERPRISES INC.
                              CONSULTING AGREEMENT


      THIS CONSULTING AGREEMENT (the "Agreement"), effective as of the date last signed below, between Coca-Cola Enterprises Inc. (the "Company") and Norman P. Findley, III ("Mr. Findley").

      WHEREAS, the Company desires to ensure a successful transition in the management of the Company prior to and following Mr. Findley's retirement and to benefit from Mr. Findley's valuable experience and expertise; and

      WHEREAS, Mr. Findley desires to assist the Company by providing consulting services to the Company following his retirement.

      NOW, THEREFORE, for valuable consideration, the sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:



1. TERM OF CONSULTING SERVICES PERIOD. Mr. Findley shall provide consulting services under this Agreement from September 1, 2003 through August 31, 2006 (the "Consulting Services Period"). Certain responsibilities and the related compensation will be determined by reference to three twelve-month periods designated as "Year 1," "Year 2," and Year 3." Thereafter, the Consulting Services Period may be extended each year for a term of one additional calendar year, or as otherwise agreed upon by the parties, by written agreement.

2. CONSULTING SERVICES. Mr. Findley shall provide consulting services to the Company as follows:

      (a) In Year 1 and Year 2: Continuing service as Chairman of the Board of Directors of Coca-Cola Bottlers' Sales and Services Company, LLC ("CCB").

      (b) In Year 1, Year 2 and Year 3: Continuing service as Chairman, Board of Supervisors, Coca-Cola Enterprises, Netherlands ("CCEN").

      (c) In Year 1: Consulting services with respect to the Company's succession planning, including but not limited to, completion of the process of preparing recommendations and gaining Board of Directors' approval of a slate of senior officers, including Chief Executive Officer, Chief Operating Officer, and President, North American Business Unit and the follow-up and monitoring of the Individual Development Plans for all members of the candidates for these positions (referred to herein as "Succession Planning Management").

      (d) In Year 1, Year 2 and Year 3: Consulting services with respect to the Company's European Group (referred to herein as "European Market Follow-up & Mentoring"), which services will be limited to the non-board meeting days during the weeks in which the Dutch Board of Supervisors meet and which include, but will not be limited to:

            (i) Providing market analysis, people input and feedback for the European Group President;
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            (ii)  Mentoring the European Group  President based on this analysis and feedback, as well as input from the Company's senior management;

            (iii) Obtaining and sharing  information and analysis  regarding the
                  European market.

      (e) In Year 1, Year 2, and Year 3: Consulting services, totaling two weeks services, related to other miscellaneous projects requested by the Company's Chief Executive Officer, Chief Operating Officer, or either of the Group Presidents (referred to herein as "Miscellaneous Projects"). Such miscellaneous projects may require relationships and interface with other Coca-Cola bottlers, the Coca-Cola Bottlers' Association, and The Coca-Cola Company and may include, but are not limited to:

            (i) Developing local marketing strategies and tactics relative to price/packaging planning;

            (ii)  Evaluating marketing strategies and flow in a Division;

            (iii) Making recommendations  regarding local marketing organization to the Company and The Coca-Cola Company;

            (iv)  Evaluating  the  effectiveness  of local  marketing  teams and
                  making    recommendations   for   remedial   actions,    where
                  appropriate.

      (f) Notwithstanding the foregoing, in the event the Company requests services related to Miscellaneous Projects (under Paragraph 2(e)) in excess of two weeks, Mr. Findley will provide additional services with respect to such Miscellaneous Projects as the Company may request, without an increase to his compensation, but only to the same extent that these additional services are provided in lieu of services that would have been provided under Paragraph 2(d).

      3. POSITION AND TITLE DURING CONSULTING SERVICES PERIOD. During the Consulting Services Period, Mr. Findley shall hold the title of Consultant to Coca-Cola Enterprises Inc. and shall report to the Company's President and Chief Operating Officer.

      4. COMPENSATION FOR DURING CONSULTING SERVICES PERIOD. The Company shall pay Mr. Findley consulting fees with respect to each of the items described below, as follows:

      (a)   In Year 1 (9/1/2003 to 8/31/2004):

            Chairman, CCEN Supervisory Board                $ 40,000
            Chairman, CCB Board of Directors                  60,000
            Succession Planning Management                    60,000
            European Market Follow-Up & Mentoring             40,000
            Miscellaneous Projects                            30,000
                                                           ---------
                                                            $230,000

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      (b)   In Year 2 (9/1/2004 to 8/31/2005):

            Chairman, CCEN Supervisory Board                $ 40,000
            Chairman, CCB Board of Directors                  60,000
            European Market Follow-Up & Mentoring             40,000
            Miscellaneous Projects                            30,000
                                                           ---------
                                                            $170,000

      (c)   In Year 3 (9/1/2005 to 8/31/2006)

            Chairman, CCEN Supervisory Board                $ 40,000
            European Market Follow-Up & Mentoring             40,000
            Miscellaneous Projects                            30,000
                                                           ---------
                                                            $110,000

      (d) Notwithstanding the foregoing, the consulting fees described in this Paragraph 4, shall be payable, or adjusted, as follows:

            (i) Twenty-five percent (25%) of each year's fees shall be payable on the first business day of each quarter.

            (ii) In the event the consulting services rendered under Paragraph 2(e), above, exceed two weeks of services (or such other number of weeks for which no additional fees are payable under Paragraph 2(f)), Mr. Findley shall present the Company with an invoice for such services, and Company shall pay Mr. Findley at the rate of $20,000 per week, which amounts shall be paid within sixty (60) days of the date Mr. Findley presents to Company with an invoice for such services.

            (iii) In the event that the parties  mutually agree at the beginning of any consulting services period to eliminate all the duties within any item of Paragraph 2, the compensation described herein shall be reduced by the subtracting fees associated with such item for that Consulting Services Period.

      5. RETIREE BENEFITS DURING CONSULTING SERVICES PERIOD. During the Consulting Services Period, Mr. Findley and his eligible dependents shall be eligible to participate in the Company's Executive Retiree Medical Plan, which plan shall provide the same medical benefits (and on the same basis) as provided under the medical plan covering active nonunion employees of the Company, as it may be amended from time to time. At the end of the Consulting Services Period, Mr. Findley shall no longer be eligible to participate in the Executive Retiree Medical Plan but shall become eligible to participate in the Company's Retiree Medical Plan.

      Mr. Findley shall be eligible to participate in the Company's financial and tax planning fringe benefit plans on the same basis as a Senior Executive Vice President of the Company.

      6. INDEPENDENT CONTRACTOR. The Company and Mr. Findley agree that Mr. Findley will act as an independent contractor in the performance of his duties during the Consulting Services Period. Accordingly, Mr. Findley shall be responsible for payment of all taxes including federal, state and local taxes arising out of the provision of consulting services in accordance with this Agreement.


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      7. PERSONNEL AND OFFICE  ACCOMMODATIONS.  During the  Consulting  Services
Period, the Company will provide Mr. Findley with an office and secretary in its corporate offices in order to assist him in the performance of his consulting services.

      8. EXPENSES. The Company shall reimburse the Mr. Findley for all expenses incurred by Mr. Findley in connection with the performance of his consulting services. All amounts to be reimbursed to the Mr. Findley pursuant to this Paragraph 8 shall be paid within ninety days (90) days following the delivery of the expense invoice to the Company.

      9. TERMINATION OF EMPLOYMENT AND CONSULTING AGREEMENT. This Agreement shall terminate upon Mr. Findley's death, disability or the existence of circumstances constituting a termination for "cause," as hereinafter defined. In the event of such termination, the Company shall pay to Mr. Findley or his estate all amounts owed and payable to him under this Agreement as of the date of such termination. For purposes of this Paragraph 9, "cause" shall mean Mr. Findley's willful failure or inability to carry out his duties and responsibilities in any material respect, the commission of a felony or commission of any willful or intentional act, unprofessional or unethical act which has or would have, if such act becomes public knowledge, a substantial and adverse effect on the business operations or reputation of the Company.

      10. NON-COMPETITION; CONFIDENTIALITY. For a period of two years from the end of the Consulting Services Period, Mr. Findley shall not, directly or indirectly  engage in,  participate  in or have any  interest  as a  consultant, partner, joint venturer, proprietor, employee, officer, director, agent, security holder, creditor or consultant, or in any other capacity, or have any other direct or indirect financial interest in any business, firm, person, partnership, corporation (other than the Company or The Coca-Cola Company) engaged in any activity similar to or competitive with the business now engaged in by the Company or The Coca-Cola Company, including, but not limited to, manufacturing, producing or distributing liquid, nonalcoholic beverages in any geographic area in which the Company or The Coca-Cola Company or any licensee of The Coca-Cola Company has operations during or at the conclusion of the Consulting Services Period; except nothing herein shall be deemed to prevent or limit the right of Mr. Findley to own capital stock or other securities of any corporation, the securities of which are publicly owned or regularly traded in the over-the-counter market or on any securities exchange, provided that Mr. Findley does not acquire beneficial ownership (as determined under Rule 13d-3 of the Securities Exchange Act of 1934) of more than one percent of the issuer's outstanding securities of that class.

      11.   ENFORCEMENT.

      (a) The parties recognize that the nature of the subject matter of this Agreement, including Paragraph 10 , would make it impracticable and extremely difficult to determine actual damages to the Company in the event of a breach of this Agreement by Mr. Findley. Accordingly, if Mr. Findley commits a breach or threatens to commit a breach of any of the provisions of this Agreement, the Company shall have the right and remedy to have the provisions of the Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. The rights of the Company to equitable relief in the

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            enforcement  of this  Agreement  shall be in addition to any and all other remedies available through an action in law.

      (b) If any of the covenants contained in Paragraph 10, or any part thereof, are held to be unenforceable because of the duration of such provisions or the area covered thereby, the undersigned agree that the court making such determination shall have the power to reduce the duration and the area or both of any such provision and, in its reduced form, said provision shall then be enforceable.

      (c) Should any other portion of this Agreement be declared invalid for any reason or to have ceased to have been binding on the parties hereto, said provision shall be severed and all other provisions shall continue to be effective and binding.


      (d) Notwithstanding anything herein to the contrary, the Company shall not be relieved of any of its obligations hereunder to Mr. Findley in the event of determination by any court, arbitrator, or other governing authority that the covenants contained in Paragraph 10 are unenforceable or to limit the enforceability of any such covenants.

      12. BINDING EFFECT AND ASSIGNMENT. This Agreement benefits and binds the Company and Mr. Findley and their respective heirs, executors, administrators, personal representatives, successors and assigns. Notwithstanding the foregoing, neither party shall be entitled to assign this Agreement or rights hereunder without the prior written consent of the other party; provided however, that at any time following commencement of the Consulting Services Period Mr. Findley may assign his rights under this Agreement to a corporation, partnership or limited liability company controlled by Mr. Findley, subject to the condition that all services and other duties and responsibilities shall be performed solely by Mr. Findley.

      13. HEADINGS; DEFINITIONS. The headings of paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. The parties agree to all definitions in the statement of parties to this Agreement and in the other introductory language to this Agreement.

      14. CONTROLLING LAW; AMENDMENT; WAIVER. This Agreement shall be governed by the laws of the State of Georgia. This Agreement may not be altered or amended except in writing signed by the parties. The failure of any party hereto at any time to require performance of any provisions hereof shall in no manner affect the right to subsequently enforce the same. No waiver by any party hereto of any condition, or of the breach of any term, provisions, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein contained.

      15. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the Company and Mr. Findley with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements, whether written or oral, between the Company and Mr. Findley with respect to the subject matter hereof.

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                                       COCA-COLA ENTERPRISES INC.


Norman P. Findley, III                 John R. Parker, Jr.

/s/ Norman P. Findley, III             /s/ John R. Parker, Jr.
----------------------------------     ----------------------------------
                                       Title: Senior Vice President and
                                              General Council

Date: May 10, 2003                     Date: May 15, 2003
      ----------------------------           ----------------------------











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